UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2018

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)
(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On July 23, 2018, registrant issued a press release entitled “Halliburton Announces Second Quarter 2018 Results."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER 2018 RESULTS

•	Income from continuing operations of $0.58 per diluted share

HOUSTON - July 23, 2018 - Halliburton Company (NYSE:HAL) announced today income from continuing operations of $511 million, or $0.58 per diluted share, for the second quarter of 2018. This compares to reported income from continuing operations for the first quarter of 2018 of $46 million, or $0.05 per diluted share, and adjusted income from continuing operations for the first quarter of 2018 of $358 million, or $0.41 per diluted share, excluding impairments and other charges related to a write-down of all of the Company's remaining investment in Venezuela. Operating income was $789 million during the second quarter of 2018, compared to reported operating income of $354 million and adjusted operating income of $619 million in the first quarter of 2018.

“We executed on our plan and delivered strong results. We achieved total company revenue of $6.1 billion, representing a 7% increase, while operating income was $789 million, a 27% increase over adjusted operating income for the first quarter of 2018. Our overall strategy is working well and we plan to stay the course,” commented Jeff Miller, President and CEO.

“Our Completion & Production division grew operating income by 34%, primarily driven by the strength of U.S. land. Despite pricing levels that have yet to fully rebound from the recent down cycle, we are achieving outstanding margins.

“North America had a strong performance this quarter. This is the largest and fastest growing energy market in the world. On a year-to-date basis, we have grown revenues 47% year over year, while the U.S. land rig count has increased 16%. U.S. land achieved margins that are closing in on what we achieved during the previous peak in 2014.

“Halliburton is better positioned for the international recovery than it has ever been and we are ready to make the most of it. We have competitive market share in all of the major markets and have consistently executed to manage the changing dynamics.

“Halliburton is resilient, adaptable and creative and we outperform by keeping our core competencies strong and delivering superior service quality. Our value proposition resonates with our customers and we will continue to maximize their asset value while providing industry leading returns for our shareholders,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the second quarter of 2018 was $4.2 billion, an increase of $357 million, or 9%, from the first quarter of 2018, while operating income was $669 million, an increase of $169 million, or 34%. Improvements were led by increased pressure pumping and artificial lift activity in the United States land sector. Additionally, results improved due to higher pressure pumping services in Europe/Africa/CIS and higher completion tool sales in the Middle East, partially offset by reduced completion tool sales in Europe/Africa/CIS and pressure pumping services in the Middle East.

Drilling and Evaluation

Drilling and Evaluation revenue in the second quarter of 2018 was $2.0 billion, an increase of $50 million, or 3%, from the first quarter of 2018, while operating income was $191 million, an increase of $3 million, or 2%. These improvements were primarily due to increased drilling activity in the United States land sector, increased drilling services and project management activity in the Middle East and India, and increased software sales in Mexico. These improvements were partially offset by reduced drilling fluid activity in the Gulf of Mexico.

Geographic Regions

North America

North America revenue in the second quarter of 2018 was $3.8 billion, a 9% increase sequentially. This improvement was driven by increased activity throughout the United States land sector within the majority of Halliburton’s product service lines, primarily pressure pumping, as well as higher drilling and artificial lift activity. Partially offsetting these increases were lower pressure pumping activity in Canada and reduced drilling fluid activity in the Gulf of Mexico.

International

International revenue in the second quarter of 2018 was $2.3 billion, a 4% increase sequentially, resulting primarily from increased drilling services and project management activity in the Middle East, as well as higher project management activity and software sales in Mexico. These increases were partially offset by lower completion tool sales in Europe/Africa/CIS, particularly in the North Sea and Angola.

Latin America revenue in the second quarter of 2018 was $479 million, a 5% increase sequentially, resulting primarily from increases in software sales and project management activity in Mexico, as well as stimulation activity in Argentina.

Europe/Africa/CIS revenue in the second quarter of 2018 was $726 million, slightly improved sequentially. Higher pressure pumping and pipeline services throughout the region were offset by lower completion tool sales, primarily in the North Sea and Angola, along with reduced drilling activity in Azerbaijan.

Middle East/Asia revenue in the second quarter of 2018 was $1.1 billion, a 6% increase sequentially, largely resulting from increased drilling services, project management activity, and completion tool sales in the Middle East, as well as higher project management activity in India.

Selective Technology & Highlights

•
Halliburton acquired Athlon Solutions, a manufacturer of chemicals for the upstream oil & gas industry and a leading provider of specialty water and process treatment chemicals, customized engineering solutions, and services. Athlon’s chemicals manufacturing and water and process treatment business add key complementary capabilities to accelerate growth of Halliburton's Multi-Chem product service line and enhances the Company's ability to deliver superior customer service and custom chemistry to more customers.

•
Halliburton United Arab Emirates (UAE) facilities received the American Petroleum Institute (API) Specification Q2, ISO 9001 and OHSAS 18001 certifications. Halliburton facilities are the first in the oil services industry to receive the three registrations in the UAE, and the first among the company’s facilities in the Middle East to achieve this standard of excellence.

•
Saudi Aramco awarded Halliburton an unconventional gas stimulation services contract to further improve the economics of Saudi Aramco’s Unconventional Resources program. Halliburton will utilize an integrated approach to support Saudi Aramco’s increased recovery and production targets by providing project management, hydraulic fracturing, coiled tubing, wireline and perforating, completion tools and testing services.

•
Halliburton launched several products within various product service lines in our Drilling and Evaluation division during the second quarter of 2018. New launches within this division included EarthStar™ ultra-deep resistivity service, a logging-while-drilling technology, and Stega™ efficient layout design, an advanced drill bit that optimizes the placement of back-up cutters. Additionally, e-cd™ Plus system is a new technology that automates and enhances continuous circulation connections during drilling and tipping operations.

•
Halliburton introduced InnerVue™ Non-Intrusive Pipeline and Wellbore Diagnostics, a technology that quickly and accurately detects blockages or leaks and profiles deposits in pipelines and wellbores. InnerVue diagnostics interprets pressure waves reflecting from internal features of the pipeline or wellbore and extrapolates the pressure reflections into deposit profiles or blockage and leak locations.

•	Landmark launched DecisionSpace® Production Engineering and DecisionSpace® Production Insights. This software helps operators better utilize data to reduce costs and unlock production potential.

•
Halliburton acquired the technology behind the BaraOmni™ hybrid separation system, a next-level separation technology that removes ultrafine low-gravity solids (LGS) effectively, resulting in better performing, longer-lasting fluid systems with significantly reduced costs for operators.

About Halliburton

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With over 55,000 employees, representing 140 nationalities in more than 80 countries, the Company helps its customers maximize value throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. Visit the Company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Instagram and YouTube.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the continuation or suspension of our stock repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas; potential catastrophic events related to our operations, and related indemnification and insurance matters; protection of intellectual property rights and against cyber-attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; the impact of federal tax reform, compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; agreement with respect to and completion of potential acquisitions and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2017, Form 10-Q for the quarter ended March 31, 2018, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2018	2017	2018
Revenue:
Completion and Production	$4,164	$3,132	$3,807
Drilling and Evaluation	1,983	1,825	1,933
Total revenue	$6,147	$4,957	$5,740
Operating income:
Completion and Production	$669	$397	$500
Drilling and Evaluation	191	125	188
Corporate and other	(71)	(114)	(69)
Impairments and other charges (a)	—	(262)	(265)
Total operating income	$789	$146	$354
Interest expense, net	(137)	(121)	(140)
Other, net	(19)	(26)	(25)
Income (loss) from continuing operations before income taxes	$633	$(1)	$189
Income tax (provision) benefit (b)	(125)	29	(142)
Net income	$508	$28	$47
Net (income) loss attributable to noncontrolling interest	3	—	(1)
Net income attributable to company	$511	$28	$46
Basic and diluted net income per share	$0.58	$0.03	$0.05
Basic weighted average common shares outstanding	877	869	875
Diluted weighted average common shares outstanding	880	871	878

(a) During the three months ended March 31, 2018, Halliburton recognized a pre-tax charge of $265 million related to a write-down of its remaining investment in Venezuela, consisting of receivables, fixed assets, inventory and other assets and liabilities. During the three months ended June 30, 2017, Halliburton recognized a $262 million fair market value adjustment related to Venezuela.

(b) Includes $47 million of accrued taxes in Venezuela for the charge taken during the three months ended March 31, 2018.
See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 2 for Reconciliation of As Reported Income from Continuing Operations to Adjusted Income from Continuing Operations.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2018	2017
Revenue:
Completion and Production	$7,971	$5,736
Drilling and Evaluation	3,916	3,500
Total revenue	$11,887	$9,236
Operating income:
Completion and Production	$1,169	$544
Drilling and Evaluation	379	247
Corporate and other	(140)	(180)
Impairments and other charges (a)	(265)	(262)
Total operating income	$1,143	$349
Interest expense, net (b)	(277)	(363)
Other, net	(44)	(44)
Income (loss) from continuing operations before income taxes	$822	$(58)
Income tax (provision) benefit	(267)	54
Net income (loss)	$555	$(4)
Net loss attributable to noncontrolling interest	2	—
Net income (loss) attributable to company	$557	$(4)
Basic net income per share	$0.64	$—
Diluted net income per share	$0.63	$—
Basic weighted average common shares outstanding	876	868
Diluted weighted average common shares outstanding	879	868

(a) During the six months ended June 30, 2018, Halliburton recognized a pre-tax charge of $265 million related to a write-down of its remaining investment in Venezuela, consisting of receivables, fixed assets, inventory and other assets and liabilities. During the six months ended June 30, 2017, Halliburton recognized a $262 million fair market value adjustment related to Venezuela.

(b) Includes $104 million of costs related to the early extinguishment of $1.4 billion of senior notes in the six months ended June 30, 2017.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30	December 31
	2018	2017
Assets
Current assets:
Cash and equivalents	$2,058	$2,337
Marketable securities	414	70
Receivables, net	5,403	5,036
Inventories	2,637	2,396
Other current assets	924	938
Total current assets	11,436	10,777

Property, plant and equipment, net	8,825	8,521
Goodwill	2,824	2,693
Deferred income taxes	1,117	1,230
Other assets	1,563	1,864
Total assets	$25,765	$25,085

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,029	$2,554
Accrued employee compensation and benefits	635	746
Short-term borrowings and current maturities of long-term debt	444	512
Other current liabilities	999	1,050
Total current liabilities	5,107	4,862

Long-term debt	10,427	10,430
Employee compensation and benefits	585	609
Other liabilities	803	835
Total liabilities	16,922	16,736

Company shareholders’ equity	8,823	8,322
Noncontrolling interest in consolidated subsidiaries	20	27
Total shareholders’ equity	8,843	8,349
Total liabilities and shareholders’ equity	$25,765	$25,085

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2018	2017
Cash flows from operating activities:
Net income (loss)	$555	$(4)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation, depletion and amortization	784	769
Impairments and other charges	312	262
Working capital (a)	(163)	(222)
Other	40	(454)
Total cash flows provided by operating activities	1,528	351

Cash flows from investing activities:
Capital expenditures	(1,066)	(592)
Purchases of investment securities, net of sales	(307)	(10)
Payments to acquire businesses	(148)	—
Proceeds from sales of property, plant and equipment	121	76
Other investing activities	(37)	(19)
Total cash flows used in investing activities	(1,437)	(545)

Cash flows from financing activities:
Dividends to shareholders	(316)	(312)
Payments on long-term borrowings	(26)	(1,623)
Other financing activities	12	294
Total cash flows used in financing activities	(330)	(1,641)

Effect of exchange rate changes on cash	(40)	(35)
Decrease in cash and equivalents	(279)	(1,870)
Cash and equivalents at beginning of period	2,337	4,009
Cash and equivalents at end of period	$2,058	$2,139
(a) Working capital includes receivables, inventories and accounts payable.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue	2018	2017	2018
By operating segment:
Completion and Production	$4,164	$3,132	$3,807
Drilling and Evaluation	1,983	1,825	1,933
Total revenue	$6,147	$4,957	$5,740

By geographic region:
North America	$3,834	$2,770	$3,517
Latin America	479	508	457
Europe/Africa/CIS	726	679	716
Middle East/Asia	1,108	1,000	1,050
Total revenue	$6,147	$4,957	$5,740

Operating Income
By operating segment:
Completion and Production	$669	$397	$500
Drilling and Evaluation	191	125	188
Total	860	522	688
Corporate and other	(71)	(114)	(69)
Impairments and other charges	—	(262)	(265)
Total operating income	$789	$146	$354

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended June 30
Revenue	2018	2017
By operating segment:
Completion and Production	$7,971	$5,736
Drilling and Evaluation	3,916	3,500
Total revenue	$11,887	$9,236

By geographic region:
North America	$7,351	$5,001
Latin America	936	971
Europe/Africa/CIS	1,442	1,283
Middle East/Asia	2,158	1,981
Total revenue	$11,887	$9,236

Operating Income
By operating segment:
Completion and Production	$1,169	$544
Drilling and Evaluation	379	247
Total	1,548	791
Corporate and other	(140)	(180)
Impairments and other charges	(265)	(262)
Total operating income	$1,143	$349

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30, 2018	March 31, 2018
As reported operating income	$789	$354

Impairments and other charges	—	265

Adjusted operating income (a)	$789	$619

(a)
Management believes that operating income adjusted for impairments and other charges for the three months ended March 31, 2018 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Impairments and other charges" for the three months ended March 31, 2018. There were no such operating charges for the three months ended June 30, 2018.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Income from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

Three Months Ended
March 31, 2018
As reported income from continuing operations attributable to company	$46

Adjustments:
Impairments and other charges	265
Total adjustments, before taxes (a)	265
Tax provision (b)	47
Total adjustments, net of taxes	$312

Adjusted income from continuing operations attributable to company	$358

Diluted weighted average common shares outstanding	878

As reported income from continuing operations per diluted share (c)	$0.05
Adjusted income from continuing operations per diluted share (c)	$0.41

(a)
Management believes that income from continuing operations adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business and to establish operational goals. The adjustment removes the effect of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” plus "Total adjustments, net of taxes" for the three months ended March 31, 2018. There were no such operating charges for the three months ended June 30, 2018.

(b)	Represents $47 million of accrued taxes in Venezuela for the charge taken during the three months ended March 31, 2018.
(c)
As reported income from continuing operations per diluted share is calculated as: "As reported income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding."

Conference Call Details
Halliburton will host a conference call on Monday, July 23, 2018, to discuss the second quarter 2018 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call live via webcast. Interested parties may also participate in the call by dialing (888) 393-0263 within North America or (973) 453-2259 outside North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (855) 859-2056 within North America or (404) 537-3406 outside of North America, using the passcode 6883878.

###

CONTACTS

For Investors:
Lance Loeffler
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	July 23, 2018	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and
Assistant Secretary